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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our reports dated May 5, 2000 relating to the financial statements of The Message Exchange Pty Limited, May 5, 2000 related to the financial statements of Flexit Pty Limited (business acquired by Flex Information Technology Pty Limited), May 5, 2000 related to the financial statements of Morse Corporation (Australia) Pty Limited (business acquired by Flex Information Technology Pty Limited), May 5, 2000 related to the financial statements of InterACT Technology Group Pty Limited, May 5, 2000 related to the financial statements of Internet Access Australia Unit Trust (business acquired by Internet Access Australia Pty Limited), May 5, 2000 related to the financial statements of Brisbane Internet Technology Pty Limited, May 5, 2000 related to the financial statements of Dove Australia Pty Limited, which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


PricewaterhouseCoopers

Sydney, Australia
August 1, 2000